EXHIBIT 10.1
                                                                    ------------

THIRD EXTENSION OF STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 30, 2004 BETWEEN LIFEWAY FOODS, INC. AND DANONE FOODS, INC.

                                 THIRD EXTENSION
                                       TO
                             STOCKHOLDERS' AGREEMENT

            This THIRD EXTENSION TO STOCKHOLDERS' AGREEMENT (the "Third Extension") is hereby entered into as of the 30th day of December, 2004 by and among Lifeway Foods, Inc., an Illinois corporation (the "Company") and Danone Foods, Inc., a Delaware corporation (the "Stockholder"), who are parties to that certain Stockholders' Agreement (as amended and extended, the "Stockholders' Agreement") by and among the Company, the Stockholder, and certain other parties (the "Holders") dated as of October 1, 1999, as amended on December 24, 1999 and as extended by that certain Extension to Stockholders' Agreement dated as of September 28, 2004 (the "First Extension") and by that certain Second Extension to Stockholders' Agreement dated as of October 29, 2004 (the "Second Extension"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to those terms in the Stockholders' Agreement.

            WHEREAS, under the Second Extension, the Standstill Period and the operative period of Section 6.02 of the Stockholders' Agreement shall expire on December 31, 2004;

            WHEREAS, each of the Company and the Stockholder desires to further amend the Stockholders' Agreement to extend the Standstill Period and the operative period of Section 6.02 of the Stockholders' Agreement as more fully provided in this Third Extension; and

            WHEREAS, pursuant to Section 7.01 of the Stockholders' Agreement, the time for the performance of any obligations under the Agreement may be extended by an instrument in writing signed by the parties to be bound thereby.

            NOW, THEREFORE, in consideration of the entry of the parties into this Third Extension and for other good and valuable consideration, the receipt of which is acknowledged herein, the parties hereto agree as follows:

            1. Extension of Standstill Period. The Standstill Period shall be extended to include any time during the period beginning on October 1, 1999 and ending at the close of business on December 30, 2005 and during which the Stockholder Beneficially Owns 10% or more of the outstanding shares of Common Stock on a Fully Diluted Basis.

            2. Extension of Non-competition Period. The period referenced in
Section 6.02(a) of the Stockholders' Agreement shall be extended to include the period beginning on October 1, 1999 and ending at the close of business on December 30, 2005.

            3. Governing Law. This Third Extension shall be governed by and construed in accordance with the laws of the State of Illinois.

            4. No Waiver of Other Rights. The execution, delivery and effectiveness of this Third Extension shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the parties to the Stockholders' Agreement.

            5. Counterparts. This Third Extension may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Waiver is hereby executed as of the date first above written.


LIFEWAY FOODS, INC.,                        DANONE FOODS, INC.,
an Illinois corporation                     a Delaware corporation


By: /s/ Julie Smolyansky                    By: /s/ Donna R. Besteiro
Name: Julie Smolyansky                      Name: Donna R. Besteiro
Its: President                              Its: Assistant Secretary and General
                                                 Counsel